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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 1999 (except for the Subsequent Events note, as to which the date is August 17, 1999), with respect to the consolidated financial statements of Seagate Technology, Inc. included in the Proxy Statement of Seagate Software, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Seagate Technology, Inc. for the registration of shares of its common stock.

   We also consent to the incorporation by reference therein of our report dated July 15, 1999 (except for the Subsequent Events note, as to which the date is August 17, 1999), with respect to the consolidated financial statements and schedule of Seagate Technology, Inc. included in its Annual Report (Form 10-K) for the year ended July 2, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
August 31, 1999